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EXHIBIT 24.1

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints each of Michael J. McCoy, Jody H. Feragen, and Mark P. Kalvoda with full power to each to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Hormel Foods Corporation ("Hormel") for Hormel's fiscal year ended October 27, 2001, and any or all amendments to said Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such other authorities as necessary, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ JOEL W. JOHNSON Joel W. Johnson	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	January 22, 2002
/s/ MICHAEL J. MCCOY Michael J. McCoy	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	January 22, 2002
/s/ GARY J. RAY Gary J. Ray	Executive Vice President, Refrigerated Foods and Director	January 23, 2002
/s/ ERIC A. BROWN Eric A. Brown	Group Vice President, Prepared Foods and Director	January 23, 2002
/s/ JOHN W. ALLEN John W. Allen	Director	January 22, 2002
/s/ JOHN R. BLOCK John R. Block	Director	January 18, 2002
/s/ WILLIAM S. DAVILA William S. Davila	Director	January 17, 2002
/s/ E. PETER GILLETTE, JR. E. Peter Gillette, Jr.	Director	January 21, 2002
/s/ LUELLA G. GOLDBERG Luella G. Goldberg	Director	January 16, 2002
/s/ JOSEPH T. MALLOF Joseph T. Mallof	Director	January 16, 2002
/s/ DAKOTA PIPPINS Dakota A. Pippins	Director	January 16, 2002
/s/ JOHN G. TURNER John G. Turner	Director	January 18, 2002
/s/ ROBERT R. WALLER Dr. Robert R. Waller	Director	January 16, 2002

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EXHIBIT 24.1 POWER OF ATTORNEY